UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2020

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 370-3835

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2020, Taronis Technologies, Inc. (the “Company”) entered into a Sales Agreement (“Agreement”) with The Benchmark Company, LLC (the “Agent”) pursuant to which the Agent will act as the Company’s sales agent with respect to the issuance and sale of up to $8,000,000 of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time in an at-the-market public offering (the “Offering”).

Sales of the Shares, if any, through the Agent, will be made directly on The Nasdaq Capital Market or on any other existing trading market for the Company’s common stock. The Company will pay the Agent a commission equal to 5.0% of the gross proceeds from the sale of the Shares pursuant to the Agreement. In addition, the Company has agreed to reimburse the Agent for certain of its expenses incurred in connection with the Offering, including fees and expenses of its counsel of up to $20,000.

The Agreement will terminate on January 9, 2021, unless terminated earlier pursuant to the terms of the Agreement. The Agreement contains representations, warranties and covenants that are customary for transactions of this type. The Company has agreed to indemnify the Agent against certain liabilities as set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-230854), which was declared effective by the Securities and Exchange Commission on April 24, 2019, and a related prospectus supplement.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The legal opinion of Tyler B. Wilson, Esq., counsel to the Company, relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Tyler B. Wilson, Esq.

10.1	Sales Agreement

23.1	Consent of Tyler B. Wilson, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2020

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer